Exhibit j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Virtus Equity Trust of our reports dated November 26, 2021, relating to the financial statements and financial highlights, which appear in the Virtus KAR Capital Growth Fund, Virtus KAR Equity Income Fund, Virtus KAR Global Quality Dividend Fund, Virtus KAR Mid-Cap Core Fund, Virtus KAR Mid-Cap Growth Fund, Virtus KAR Small-Cap Core Fund, Virtus KAR Small-Cap Growth Fund, Virtus KAR Small-Cap Value Fund, Virtus KAR Small-Mid Cap Core Fund, Virtus KAR Small-Mid Cap Growth Fund, Virtus KAR Small-Mid Cap Value Fund, Virtus SGA Emerging Markets Growth Fund, Virtus SGA Global Growth Fund, Virtus SGA New Leaders Growth Fund, and Virtus Tactical Allocation Fund Annual Reports on Form N-CSR for the year ended September 30, 2021. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights”, “Non-Public Portfolio Holdings Information” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 27, 2022